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                                   EXHIBIT 11




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis Tax Free High Income Fund, Inc. and to the inclusion of our report dated November 1, 1996 to the Shareholders and Board of Directors of Davis Tax Free High Income Fund, Inc.


                                       /s/ Tait, Weller & Baker
                                       -----------------------------------
                                       Tait, Weller & Baker

Philadelphia, Pennsylvania
August 15, 1997